Exhibit 10.27

VOYAGER THERAPEUTICS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

INDUCEMENT GRANT PURSUANT TO NASDAQ STOCK MARKET RULE 5635(C)(4)

Name of Optionee:	[ ]

No. of Option Shares:	[ ]

Option Exercise Price per Share:	[$ ]

[FMV on Grant Date]

Grant Date:	[ ]

Expiration Date:	[ ]

[up to 10 years]

This agreement (the “Agreement”) evidences the grant by Voyager Therapeutics, Inc. (the “Company”) to the Optionee named above, an employee of the Company, of an option (the “Stock Option”) to purchase, on the terms provided herein, all or part of the number of shares of common stock, par value $0.001 per share, of the Company (the “Stock”) specified above at the Option Exercise Price per Share specified above. Except as otherwise indicated by the context, the term “Optionee”, as used herein, shall be deemed to include any person who acquires the right to exercise the Stock Option validly under its terms.

1.         Inducement Grant.  This Stock Option was granted to the Optionee pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2014 Stock Option and Grant Plan, 2015 Stock Option and Incentive Plan or any other equity incentive plan of the Company, as a material inducement to the Optionee’s employment with the Company.

2.         Non-Qualified Option. It is intended that the Stock Option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

3.         Exercisability Schedule.  No portion of this Stock Option may be exercised until such portion shall have become exercisable.  Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 10) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains an employee of the Company or a Subsidiary (as defined below) on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
( )%
( )%
( )%
( )%

Once exercisable, this Stock Option, unless earlier terminated, shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof.  “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50% interest, either directly or indirectly.

4.         Manner of Exercise.

a.          The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator (such Stock to be valued at Fair Market Value, as defined below, on the exercise date); (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) in the discretion of the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection. For purposes of this Agreement, “Fair Market Value” shall mean the fair market value of the Stock determined in good faith by the Administrator; provided, however, that for so long as the Stock is admitted to quotation on the NASDAQ Global Select Market, such determination shall be made by reference to the closing price of the Stock on the NASDAQ Global Select Market on the relevant date.  If there is no closing price for the relevant date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of this Stock Option and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of options, such as a system using an internet website or interactive voice response, then the paperless exercise of the Stock Option will be permitted through the use of such an automated system.

b.         The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

c.          The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

d.         Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

5.         Termination of Employment.  If the Optionee’s service as an employee of the Company or a Subsidiary is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

a.          Termination Due to Death.  If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.  Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

b.         Termination Due to Disability.  If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such disability, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier.  Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.

c.          Termination for Cause.  If the Optionee’s emplomnet terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.  For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) the Optionee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any of the Company’s current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Optionee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Optionee by the Company; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.

d.         Other Termination.  If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.  Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect. The following events shall not be deemed a termination of employment: (i) a transfer to the employment of the Company from a Subsidiary of the Company or from the Company to a Subsidiary of the Company, or from one Subsidiary of the Company to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Optionee’s right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

6.         Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or pursuant to a domestic relations order.  During the Optionee’s lifetime, this Stock Option shall be exercisable only by the Optionee or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity. Upon the Optionee’s death, this Stock Option shall be exercisable only by the Optionee’s legal representative or legatee. The Optionee may designate a beneficiary or beneficiaries to exercise the Stock Option on or after the Optionee’s death. Any such designation shall be on a form provided for the purpose by the Administrator and shall not be effective until received by the Administrator. This Stock Option shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

7.         Tax Withholding.  The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to the Optionee is subject to and conditioned on tax withholding obligations being satisfied by the Optionee. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

8.         Adjustments for Changes in Stock and Sale Events.

a.          Definitions.

i.          “Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

ii.         “Sale Price” shall mean the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

b.         Changes in Stock.  Subject to Section 8(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the number and kind of shares or other securities subject to this Stock Option, and (ii) the Option Exercise Price per

Share, without changing the aggregate exercise price (i.e., the Option Exercise Price per Share multiplied by the Number of Option Shares) as to which the Stock Option remains exercisable.  The Administrator shall also make equitable or proportionate adjustments in the Number of Option Shares and the Option Exercise Price per Share and the terms of the Stock Option to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Stock Option resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

c.          Sale Events.  In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of this Stock Option, or the substitution of the Stock Option with a new award of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per-share exercise price, as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of the Stock Option, upon the effective time of the Sale Event, the Stock Option shall terminate.  In such case, if the Stock Option is not exercisable immediately prior to the effective time of the Sale Event, the Stock Option shall become fully exercisable as of the effective time of the Sale Event in the Administrator’s discretion.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the Optionee in exchange for the cancellation of the Stock Option in an amount equal to the difference between (A) the Sale Price multiplied by the Number of Option Shares (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of the Stock Option; or (ii) the Optionee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding shares of Stock under the Stock Option (to the extent then exercisable).

If the Stock Option is assumed, continued or substituted in connection with a Sale Event, the Stock Option shall become fully vested and nonforfeitable if the Optionee is terminated without Cause by the Company (or its successor) in connection with, or within 12 months following, the Sale Event.

9.         No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of this Agreement to continue the Optionee’s employment and this Agreement shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

10.       Administrator.  This Agreement shall be administered by either the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board, or a similar committee performing the functions of the compensation committee and which is comprised of not less than two non-employee directors who are independent (the “Administrator”). The Administrator shall have the power and authority to: (i) determine and modify from time to time the terms and conditions, including restrictions, of this Stock Option; (ii) accelerate at any time the exercisability or vesting of all or any portion of the Stock Option; (iii) amend this Agreement to provide that this Stock Option shall vest and be exercisable based on service to the Company or a Subsidiary other than employment (such as service as a consult, advisor or director); (iv)

extend at any time the period in which the Stock Option may be exercised, provided that such period shall not be extended beyond the Expiration Date; (v) interpret the terms and provisions of the Stock Option (including related written instruments); (vi) make all determinations it deems advisable for the administration of the Stock Option; (vii) decide all disputes arising in connection with the Stock Option; and (viii) otherwise supervise the administration of the Stock Option.  All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and the Optionee.

11.       Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 16, no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with this Stock Option, notwithstanding the exercise of the Stock Option or any other action by the Optionee with respect thereto.

12.       Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

13.       Amendment.  The Administrator may, at any time, amend or cancel this Stock Option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the Optionee’s rights under the Stock Option without the Optionee’s consent.  Except as provided in Section 8, without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of the Stock Option or effect repricing through cancellation and re-grant or cancellation of the Stock Option in exchange for cash.  Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 8.

14.       Compliance with Section 409A of the Code.  To the extent this Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, the Stock Option shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under the Stock Option is payable upon a “separation from service” (within the meaning of Section 409A) to the Optionee and the Optionee is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Optionee’s separation from service, or (ii) the Optionee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

15.       Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Stock Option, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

16.       Delivery of Stock Certificates. Stock certificates to the Optionee under the Stock Option shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Optionee by electronic mail (with proof of receipt) or by United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of the Stock Option, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Stock Option shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the exercise of the Stock Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.  The Administrator may require each person acquiring Stock pursuant to the Stock Option to represent and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

17.       Trading Policy Restrictions. The exercise of this Stock Option shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

18.       Clawback Policy. This Stock Option shall be subject to the Company’s clawback policy, as in effect from time to time.

19.       Data Privacy Consent.  In order to administer this Agreement, the Company, its Subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Agreement (the “Relevant Information”).  By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.  The Optionee shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

20.       Status of Stock Option.  With respect to any portion of the Stock Option that has not been exercised, the Optionee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine.  In its discretion, the Administrator may authorize the creation of a trust or other arrangement to meet the Company’s obligation to deliver Stock, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

21.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

22.       Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

VOYAGER THERAPEUTICS, INC.

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.  Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address: